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                                                                    EXHIBIT 99.1


NEWS RELEASE


Financial news contact:    John Everets                             May 12, 2000
                           Chairman and CEO                         Boston, MA
                           (617)720-3600


                HPSC, INC. TO MOVE TO THE AMERICAN STOCK EXCHANGE

         BOSTON, MASSACHUSETTS, May 12, 2000 - HPSC, Inc. (Nasdaq: HPSC) today announced that it has filed an application to list on the American Stock Exchange. HPSC anticipates that its shares will start trading on the AMEX on May 17, 2000 under the symbol HDR.

         HPSC's chairman John Everets looks forward to the move and believes "that the American Stock Exchange is a better marketplace for our securities and will provide our existing and future shareholders with improved liquidity of their holdings."

ADDITIONAL INFORMATION.

         HPSC, Inc. is a leading non-bank financial service company which provides leasing and other financing opportunities to medical and dental professions in all fifty states. The Company's subsidiary, American Commercial Finance Corporation (ACFC), provides asset-based lines of credit to manufacturing and distribution companies throughout the eastern United States.
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         This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act. When used in this press release, the words "believes," "expects," "intends," "plans," "may," "will" and similar expressions are intended to identify forward-looking statements. Such statements are subject to a number of risks and uncertainties that may cause actual results to differ materially from those indicated by such forward-looking statements. The risks include, but are not limited to, general economic conditions, market demand and pricing of the company's products, competitive and cost factors, rapid technological change, new product introductions, and the like and other risks listed from time to time in our reports filed with the Securities and Exchange Commission, which factors are incorporated herein by reference. HPSC is under no obligation and expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.